UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12400 High Bluff Drive, Suite 650, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2013, Zogenix, Inc. (“Zogenix” or the “Company”) and Battelle Memorial Institute (“Battelle”) entered into an amendment (the “Amendment”) to the Co-Marketing and Option Agreement dated March 29, 2012, by and between the Company and Battelle (the “Agreement”). Under the Agreement, Battelle has the exclusive right to co-market Zogenix’s DosePro® drug delivery technology to a specified list of Battelle’s pharmaceutical clients.

Under the Amendment, the term of the Agreement was extended through March 29, 2014, unless otherwise terminated by the parties. Either party may terminate upon insolvency or bankruptcy of the other party, upon written notice of a material uncured breach by the other party or if the parties mutually agree to terminate the Agreement in writing.

* * *

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which Zogenix intends to file with its Quarterly Report on Form 10-Q for the period ending March 31, 2013, and the Agreement, which is attached as an exhibit to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2012 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Battelle/Zogenix Co-Marketing and Option Agreement dated March 29, 2012, by and between the Company and Battelle Memorial Institute, incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-34962) as filed with the SEC on May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 27, 2013	By:	/s/ Ann D. Rhoads
	Name:	Ann D. Rhoads
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary